 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2020

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On March 23, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State in connection with a 1-for-15 (“Split Ratio”) reverse stock split of the Company’s issued and outstanding capital stock (the “Reverse Stock Split”). The Amendment and the Reverse Stock Split became effective at 1:05 p.m. PT on March 24, 2020. The Company’s common stock is expected to begin trading on The Nasdaq Capital Market on March 25, 2020 on a split-adjusted basis under the existing trading symbol “EKSO”. Upon the effectiveness of the Reverse Stock Split, the Company’s common stock will trade under a new CUSIP number 282644301. The number of the Company’s authorized shares were not proportionately reduced in the Reverse Stock Split and remain at 141,428,571 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

The Reverse Stock Split, and the form of Amendment, were approved by the Company’s stockholders at the Company’s special meeting of stockholders held on March 12, 2020 (the “Special Meeting”), with a split ratio in the range of 1-for-5 and 1-for-15, with the Company’s Board of Directors (the “Board”) authorized to fix the final split ratio within such range. On March 16, 2020, the Board approved the final split ratio for the Reverse Stock Split to be 1-for-15.

As a result of the Reverse Stock Split, every fifteen (15) shares of the Company’s issued and outstanding common stock were automatically combined and changed into one (1) share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the next whole share, which the Company does not expect to have a significant impact on any stockholder’s percentage ownership. The Reverse Stock Split affected all issued and outstanding shares of common stock, as well as restricted stock units and common stock underlying stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split.

The primary purpose of the Reverse Stock Split is to help the Company maintain the listing of its common stock on The Nasdaq Capital Market. As previously reported, the Company received written notice on September 16, 2019 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that it had failed to meet the minimum bid price requirement of the Nasdaq listing rules for The Nasdaq Capital Market. The Company believes that the reduced number of outstanding shares of the Company’s common stock resulting from the Reverse Stock Split will increase the per share market price of such common stock, thereby improving the stock’s marketability and liquidity; and therefore, improving the Company’s chances of regaining compliance with The Nasdaq Capital Market’s continued listing requirements.

The information set forth in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and (ii) the disclosure under the heading “Proposal One - Reverse Stock Split Proposal” in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on February 10, 2020 and mailed the Company’s stockholders of record as of January 16, 2020 shortly thereafter, each of which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 8.01	Other Events.

On March 24, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Ekso Bionics Holdings, Inc.
99.1	Press Release dated March 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/	John F. Glenn
Name:		John F. Glenn
Title:		Chief Financial Officer

Dated: March 24, 2020